UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 5, 2012

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive, Mississauga, Ontario, Canada		L5K 1B1
(Address of Principal Executive Offices)		(Postal Code)

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Kenneth Copland retired from the Board of Directors of IMAX Corporation (the “Company”) on June 5, 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2012 Annual General Meeting of Shareholders of IMAX Corporation was held on June 5, 2012.

Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting, and the final voting results on each such matter.

1.	Election of Directors

By a vote by way of show of hands, each of Neil S. Braun, Garth M. Girvan and David W. Leebron were elected as Class I directors of the Company to hold office until the year 2015 or until their successors are elected or appointed. Management received proxies from the shareholders to vote for the three directors nominated for election as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Neil S. Braun	34,753,570	11,844,315	11,223,673
Garth M. Girvan	30,864,226	15,733,659	11,223,673
David W. Leebron	32,516,917	14,080,968	11,223,673

In addition to the foregoing directors, the following directors continued in office: Eric A. Demirian, Richard L. Gelfond, Martin Pompadur, Marc A. Utay, and Bradley J. Wechsler.

2.	Appointment of Auditor

By a vote by way of show of hands, PricewaterhouseCoopers, LLP (“PwC”) were appointed auditors of the Company to hold office until the next annual meeting of shareholders and the directors were authorized to fix their remuneration. Management received proxies from the shareholders to vote for the re-appointment of PwC as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
57,362,944	304,433	154,181	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)

Date: June 5, 2012	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
General Counsel

	By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
Corporate Secretary